EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q/A of Evil Empire Designs, Inc. (the “Company”) for the period ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof, I, Sheila Cunningham, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)), as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 25, 2020

/s/ Sheila Cunningham

Sheila Cunningham

President

(Principal Executive Officer)

(Principal Financial Officer)